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PART II, ITEM 6, EXHIBIT II.

                               EGAN SYSTEMS, INC.
                       COMPUTATION OF PER SHARE EARNINGS


Computation of per share earnings:

The following data show the amounts used in computing earnings per share and the effect on income (loss) and the weighted average number of shares of dilutive potential common stock.


                                                         1999               1998
                                                         ----               ----

Income (loss) available to common stockholders
 used in basic EPS                                     $   132,716      $   (141,908)

Interest expense on convertible note payable                    --               625
                                                       -----------      ------------

Income (loss) available to common stockholders
 after assumed conversions of dilutive securities      $   132,716      $   (141,283)
                                                       ===========      ============

Weighted average number of common shares in
 basic EPS                                              18,646,652        16,335,660

Effect of dilutive securities                            4,717,451         4,825,305
                                                       -----------      ------------

Weighted average number of common shares and
 dilutive potential common stock used in
 fully diluted EPS                                      23,364,103        21,160,965
                                                       ===========      ============

Net income (loss) per common share:

 Basic                                                 $      0.01      $      (0.01)
                                                       ===========      ============

 Fully diluted                                         $      0.01      $      (0.01)
                                                       ===========      ============




For 1999, the effect of dilutive securities were not included in computing fully diluted EPS because their effects are anti-dilutive.










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